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EXHIBIT 99.1

                     [Windsor Group Securities Letterhead]

                                           January 9, 2002

Private and Confidential

The Board of Directors
Viisage Technology
30 Porter Road
Littleton, MA 01460

Ladies and Gentlemen:

      We have acted as financial advisor to Viisage Technology ("VISG") in connection with its proposed acquisition of Lau Acquisition Corp. ("LAU"), pursuant to an Asset Purchase Agreement as amended, of which a draft is dated as of January 9 (the "Asset Purchase Agreement"), which provides, among other things, for the acquisition of Lau Security Systems assets ("LSS") by VISG (the "Acquisition"). As set forth more fully in the Asset Purchase Agreement, as a result of the Acquisition, LAU will receive an earnout payment equal to the lesser of 3.1% of Viisage's cash facial recognition product revenues each year for 12.5 years or $27.5 million (hereinafter referred to as the "Consideration").

      You have asked for our opinion, as investment bankers, as to the fairness from a financial point of view, to VISG and the holders of its Common Stock of the Consideration proposed to be paid by VISG to the stockholders of LSS in connection with the Acquisition pursuant to the Asset Purchase Agreement. In connection with our role as financial advisor to Viisage and for the purposes of the opinion set forth herein, we have:

(i) reviewed certain business, financial and other information regarding LSS which was furnished to us by VISG through its management or was publicly available;
(ii) reviewed certain business, financial and other information regarding VISG which was furnished to us by its management or was publicly available;
(iii) conducted discussions with the senior management of LSS with respect to
      (a) the historical and current business operations and financial results and condition and the future prospects of LSS and (b) certain internal financial analyses and forecasts for LSS prepared by its management;
(iv)  conducted discussions with the senior management of VISG with respect to
      (a) the historical and current business operations and financial results and condition and the future prospects of LSS and VISG, (b) certain internal financial analyses and forecasts for VISG, including forecasts regarding the pro forma financial results and condition of VISG as a result of the proposed Merger, prepared by its management, (c) the strategic implications of the proposed Merger and (d) other benefits of the proposed Acquisition;

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(v)    reviewed the current and historical trading prices for the equity securities of companies engaged in business that we believe to be comparable, in whole or in part, to LSS and VISG;
(vi) reviewed public information with respect to certain companies whose businesses we believed to be generally comparable, in whole or in part, to LSS and VISG;
(vii) considered VISG's financial and strategic objectives and the projected benefits from the proposed Acquisition;
(viii) reviewed the Asset Purchase Agreement and the other agreements, referred to therein entered into in connection with the proposed Acquisition;
(ix) conducted such other financial studies, analyses, inquiries and investigations as we deemed appropriate and feasible.

       In conducting our analysis and in arriving at our opinion as expressed herein, we have not conducted a physical inspection of the properties or assets of LSS or VISG nor have we made or obtained any independent evaluation or appraisals of any properties, assets or liabilities of LSS or VISG. We have assumed and relied upon the accuracy and completeness of the financial and other information provided us or publicly available, and we have relied upon the representations and warranties of LSS and VISG made pursuant to the Asset Purchase Agreement, and have not attempted independently to verify any such information. With respect to the financial analyses and forecasts furnished to us, we have assumed without independent verification that they reflect the best currently available estimates and judgments of the management of LSS and of VISG as to the business operations, financial results and condition and future prospects of LSS and VISG. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

       We have acted as financial advisor to VISG in connection with the proposed Acquisition and will be paid a fee for our services as financial advisor, which is in no part contingent upon the consummation of the Acquisition.

       Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Consideration proposed to be paid by VISG to the stockholders of LAU in connection with the Acquisition pursuant to the Asset Purchase Agreement is fair, from a financial point of view, to VISG and the holders of its Common Stock.

                                        Sincerely,

                                        /s/ Robert W. Wright

                                        Robert Wright
                                        President